Invesco Van Kampen Global Equity Allocation Fund                  SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2010
File number:       811-05426
Series No.:        25

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                          9,978
     2 Number of shares outstanding of a second class of open-end company shares (00's Omitted)
       Class B                          1,287
       Class C                          1,687
       Class Y                             12


74V. 1 Net asset value per share (to nearest cent)
       Class A                        $ 14.28
     2 Net asset value per share of a second class of open-end company shares (to nearest cent)
       Class B                        $ 13.33
       Class C                        $ 13.19
       Class Y                        $ 14.31